                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

          Date of Report (Date of earliest event reported): May 3, 1999

                                GERON CORPORATION
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

                                    Delaware
--------------------------------------------------------------------------------
                 (State or other jurisdiction of incorporation)


              0-20859                                 75-2287752
--------------------------------------------------------------------------------
     (Commission File Number)               (IRS Employer Identification No.)

230 Constitution Drive, Menlo Park, CA                   94025
--------------------------------------------------------------------------------
(Address of principal executive offices)               (Zip Code)

Registrant's telephone number, including area code: (650) 473-7700

                                       N/A
--------------------------------------------------------------------------------
          (Former name or former address, if changed since last report)

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

         On May 3, 1999, Geron Corporation, a Delaware corporation (the "Company") acquired Roslin Bio-Med Ltd., a company registered in Scotland ("Roslin"), by the purchase (the "Purchase") of all of the outstanding stock of Roslin. The Purchase was accomplished pursuant to a Sale and Purchase Agreement dated May 3, 1999 among the Company and each of Roslin's shareholders (the "Purchase Agreement").

         Pursuant to the Purchase Agreement, the Company purchased all of the outstanding share capital of Roslin in exchange for the issuance of an aggregate of 1,891,371 shares of the Company's Common Stock to the former Roslin shareholders. The shares issued to the former Roslin shareholders were issued pursuant to Section 506 of Regulation D of the Securities Act of 1933, as amended. Additionally, options to purchase Roslin shares were assumed by the Company and remain outstanding as fully vested options to purchase 208,629 shares of the Company's Common Stock in the aggregate.

         Upon consummation of the acquisition, Roslin became a wholly owned United Kingdom subsidiary of the Company, operating under the name Geron Bio-Med Ltd. (the "Subsidiary"). Simon Best, the former chief executive officer of Roslin, will become managing director of the Subsidiary. Additionally, substantially all of Roslin's employees became employees of the Subsidiary.

         Under the terms of the Purchase Agreement and a related Escrow Agreement dated April 30, 1999 among the Company, a committee acting for and on behalf of certain former Roslin shareholders, and U.S. Bank Trust National Association, a total of 860,000 shares of the Company's Common Stock will be held in escrow, including all of the shares of the Company's Common Stock issuable from the exercise of assumed fully vested Roslin options, for the purpose of protecting the Company against breaches of warranties made by certain shareholders of Roslin (the "Warrantors"). Subject to claims against the shares held in escrow, 545,000 of these shares will be released from escrow to the former Roslin shareholders on November 3, 1999, and the remaining 315,000 shares will be released from escrow to the former Roslin shareholders on May 3, 2000 assuming the exercise of the assumed fully vested options.

         Additionally, the Company entered into to a Registration Rights Agreement with the former Roslin shareholders under which the Company agreed to register the shares acquired by the former Roslin shareholders under a registration statement on Form S-3, which registration statement must be filed no later than 120 days following May 3, 1999.

         Simultaneous with the acquisition, the Company also formed a research collaboration with the Roslin Institute, one of the shareholders of Roslin (the "Institute"), under which the Company has committed approximately $20.0 million in funding (based on an exchange rate of 1.6 U.S. dollars to 1.0 British pounds sterling ("BPS") which equals the average daily exchange rate as of February 28,
1999) over six years. The research collaboration was formed pursuant to the terms of a Research and License Agreement and a License Agreement, both among the Company, Roslin and the Institute.

         The amount of consideration paid, and other terms of the Purchase Agreement, the Escrow Agreement, the Registration Rights Agreement, the Research and License Agreement and the License Agreement were the result of arms-length negotiation among the parties.

         Roslin was established on the basis of an exclusive license from the Institute to develop its nuclear transfer technology for all animal and human-based biomedical applications excluding human reproductive cloning. The Company intends to continue such business and the research relationship with the Institute pursuant to the research collaboration with the Institute.

         The share purchase also resulted in the Company's acquisition of $112,000 (70,000 BPS) of general office equipment, computers, furniture and lab equipment, all of which the Company expects to use in substantially the same manner as it was used by Roslin.

         Further details regarding these transactions are found in the following documents:

         - the Company's press release dated May 4, 1999, which was filed as an exhibit to the Company's Current Report on Form 8-K, filed with the Securities and Exchange Commission ("Commission") on May 4, 1999; and

         - the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1999, filed with the Commission on May 14, 1999.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

         (a)      Financial Statements of Business Acquired.

                  Audited financial statements of Roslin for the period from October 1, 1997 (date of incorporation) until February 28, 1999 are attached below and filed with this report. Also attached and filed with this report is a report of the directors of Roslin for the period from incorporation until February 28, 1999, and an auditors' report from Arthur Andersen.

Directors Report

The directors present their report on the affairs of the company, together with the accounts and auditors' report, for the period from incorporation to 28 February 1999.

Business review

The company was incorporated on 1 October 1997 and commenced trading on 7 April 1998.

The company's purpose is to develop and exploit nuclear-transfer and molecular targeting technology to develop farm-animals and human-cells as a source of bio-medical products including but not limited to, organs, cells and tissues for human transplantation, blood and blood fractions and antibodies.

Results and dividends

                                                                          L 000s
Loss for the financial period                                              2,351
                                                                         -------
Retained loss at 28 February 1999                                          2,351
                                                                         =======

The directors do not recommend payment of a dividend.

Directors and their interests

The directors who served during the period, together with their interests in the share capital of the company, are as shown below:

                                                                                Number of ordinary shares
                                                                                        of L 1 each
                                                                                --------------------------
Ian Biggs                           (appointed 11/1/99)                                           --
Simon Best                          (appointed 1/6/98)                                        10,000
Dr John Brown                       (appointed 11/5/98)                                        2,000
Professor Grahame Bulfield          (appointed 7/4/98)                                            --
Professor Anthony Clark             (appointed 7/4/98, resigned 1/6/98)                        8,000
Ian Kent                            (appointed 11/5/98)                                        4,000
Professor Ian Wilmut                (appointed 7/4/98)                                        12,000
Kenneth McCracken                   (appointed 1/10/97, resigned 7/4/98)                          --

Details of directors share options are disclosed in note 11.

Directors' responsibilities

Company law requires directors to prepare accounts for each financial year which give a true and fair view of the state of affairs of the company and of its profit or loss for that period. In preparing those accounts, the directors are required to:

-   select suitable accounting policies and then apply them consistently;

-   make judgements and estimates that are reasonable and prudent;

- state whether applicable accounting standards have been followed, subject to any material departures disclosed and explained in the accounts; and

- prepare the accounts on the going concern basis unless it is inappropriate to presume that the company will continue in business.

The directors are responsible for keeping proper accounting records which disclose with reasonable accuracy at any time the financial position of the company and enable them to ensure that the accounts comply with the Companies Act 1985. They are also responsible for safeguarding the assets of the company and hence for taking reasonable steps for the prevention and detection of fraud and other irregularities.

Year 2000 compliance

The directors have performed an assessment of the potential impact of the Year 2000, including obtaining assurances from key suppliers. The directors believe that the company is Year 2000 compliant.

By order of the Board,

Roslin Institute (Edinburgh)
Roslin
Midlothian
EH25 9PS

/s/ Ian Biggs

Ian Biggs
Director

15 April 1999

Auditors' report

To the Directors of Roslin Bio-Med Limited:

We have audited the accounts on pages 4 to 16 which have been prepared under the historical cost convention and the accounting policies set out in note 1.

Respective responsibilities of directors and auditors

As discussed on page 2 the accounts are the responsibility of the directors. It is our responsibility to form an independent opinion, based on our audit, on those accounts and to report our opinion to you.

Basis of opinion

We conducted our audit in accordance with Auditing Standards issued by the Auditing Practices Board. An audit includes examination, on a test basis, of evidence relevant to the amounts and disclosures in the accounts. It also includes an assessment of the significant estimates and judgements made by the directors in the preparation of the accounts and of whether the accounting policies are appropriate to the circumstances of the company, consistently applied and adequately disclosed.

We planned and performed our audit so as to obtain all the information and explanations which we considered necessary in order to provide us with sufficient evidence to give reasonable assurance that the accounts are free from material misstatement, whether caused by fraud or other irregularity or error. In forming our opinion we also evaluated the overall adequacy of the presentation of information in the accounts.

Opinion

In our opinion the accounts give a true and fair view of the state of affairs of the company at 28 February 1999 and of its loss and cash flows for the period then ended and have been properly prepared in accordance with the provisions of the Companies Act 1985.

Arthur Andersen
Chartered Accountants and Registered Auditors

/s/ Arthur Andersen

18 Charlotte Square
Edinburgh
EH2 4DF
15 April 1999

Profit and loss account

For the period ended 28 February 1999


                                                          Notes               1999
                                                                         17 months
                                                                            L 000s
TURNOVER                                                                         4
Cost of sales                                                                   --
                                                                            ------
GROSS PROFIT                                                                     4
Net operating expenses                                      2               (2,434)
                                                                            ------
OPERATING LOSS                                                              (2,430)
Interest income                                             3                   79
                                                                            ------
LOSS ON ORDINARY ACTIVITIES BEFORE TAXATION                 4               (2,351)
Tax on loss on ordinary activities                          6                    -
                                                                            ------
RETAINED LOSS FOR THE FINANCIAL PERIOD                     12               (2,351)
                                                                            ======

A statement of movements on reserves is given in note 12.

The current period results have been derived wholly from continuing operations.

The loss for the period equates to the historical cost loss for the period.

There are no recognised gains or losses in the period other than the loss for the period.

The accompanying notes are an integral part of this profit and loss account.

Balance sheet

28 February 1999


                                                              Notes              1999
                                                                               L 000s
FIXED ASSETS
Intangible assets                                                7             1,090
Tangible assets                                                  8                70
                                                                              ------
                                                                               1,160
                                                                              ------
CURRENT ASSETS
Debtors                                                          9               100
Cash at bank and in hand                                                       1,926
                                                                              ------
                                                                               2,026
CREDITORS: Amounts falling due within one year                  10              (723)
                                                                              ------
NET CURRENT ASSETS                                                             1,303
                                                                              ------
TOTAL ASSETS LESS CURRENT LIABILITIES                                          2,463
                                                                              ------
NET ASSETS                                                                     2,463
                                                                              ======
CAPITAL AND RESERVES
Called-up share capital                                         11               383
Share premium account                                           12             4,431
Profit and loss account                                         12            (2,351)
                                                                              ------
TOTAL CAPITAL EMPLOYED                                          13             2,463
                                                                              ======
SHAREHOLDERS' FUNDS
Equity interests                                                11             2,460
Non-equity interests                                            11                 3
                                                                              ------
                                                                               2,463
                                                                              ======

Signed on behalf of the Board

/s/ Ian Biggs

Ian Biggs

Director
15 April 1999

The accompanying notes are an integral part of this balance sheet.

Cash flow statement

For the period ended 28 February 1999


                                                                 Notes         1999
                                                                             L 000s
Net cash outflow from operating activities                        16a)       (1,693)
Returns on investments and servicing of finance                   16b)           79
Capital expenditure                                               16c)          (74)
                                                                             ------
                                                                             (1,688)
Financing                                                         16d)        3,614
                                                                             ------
INCREASE IN CASH IN THE PERIOD                                                1,926
                                                                             ======

The accompanying notes are an integral part of this cash flow statement.

Notes to accounts

1        Accounting policies

A summary of the principal accounting policies, all of which have been applied consistently throughout the period is set out below.


         a)       Basis of accounting

The accounts are prepared under the historical cost convention and in accordance with applicable accounting standards.


         b)       Intangible fixed assets

Licences acquired from third parties are stated at cost, net of amortisation and provision for impairment. Licences are amortised over the minimum term of the licence agreement.


         c)       Tangible fixed assets

Fixed assets are shown at original historical cost, net of depreciation and any provision for impairment.

Depreciation is provided at rates calculated to write off the cost or valuation, less estimated residual value, of each asset over its expected useful life as follows:

Lab equipment                                        5 years straight line
Computer equipment                                   5 years straight line

         d)       Taxation

Corporation tax payable is provided on taxable profits at the current rate.

Provision is made for deferred taxation using the liability method, to take account of all timing differences except those which, in the opinion of the directors, will probably not reverse.

         e)       Turnover

Turnover represents net invoiced sales to customers excluding VAT.

         f)       Research and development

Research expenditure is written off as incurred. Development expenditure is also written off, except where the directors are satisfied as to the technical, commercial and financial viability of individual projects. In such cases, the identifiable expenditure is deferred and amortised over the period during which the company is expected to benefit.

2        Net operating expenses

                                                                          1999
                                                                     17 months
                                                                        L 000s
Administrative expenses                                                  1,255
Research expenditure                                                     1,179
                                                                        ------
                                                                         2,434
                                                                        ======

3        Interest income
                                                                           1999
                                                                      17 months
                                                                        L 000s
Interest receivable                                                         79
                                                                        ======

4        Loss on ordinary activities before taxation

Loss on ordinary activities before taxation is stated after charging:

                                                                            1999
                                                                       17 months
                                                                          L 000s
Depreciation and amounts written off
-   tangible fixed assets                                                      9
Amortisation of licences                                                     110
Auditors' remuneration                                                         8
Staff costs (note 5)                                                         232
                                                                            ====

IN ADDITION TO THE AUDITORS' REMUNERATION SHOWN ABOVE THE COMPANY PAID L 6,500 FOR OTHER SERVICES PROVIDED BY THE AUDITORS.

5        Staff costs

Particulars of employees (including executive directors) are as shown below.

                                                                            1999
                                                                       17 months
                                                                          L 000s
Employee costs during the period amounted to:

Wages and salaries                                                           212
Social security costs                                                         20
                                                                            ----
                                                                             232
                                                                            ====

The average monthly number of persons employed by the company during the period was as follows:

                                                                               1999
                                                                             Number
Administrative                                                                    5
                                                                           ========

         Directors' remuneration

         Remuneration
         The remuneration of the directors was as follows:
                                                                                1999
                                                                           17 months
                                                                             L 000s

Emoluments                                                                      199
                                                                           ========

Pensions

No director was a member of a pension scheme.

6        Tax on loss on ordinary activities

No tax charge arose in the period due to trading losses.


7        Intangible fixed assets

                                                             Licenses     Total
                                                               L 000s    L 000s
COST
Beginning of period                                                --        --
Additions                                                       1,200     1,200
                                                             --------    ------
End of period                                                   1,200     1,200
                                                             ========    ======
AMORTISATION
Beginning of period                                                 -         -
Charge                                                            110       110
                                                             --------    ------
End of period                                                     110       110
                                                             ========    ======
NET BOOK VALUE
Beginning of period                                                 -         -
                                                             ========    ======
End of period                                                   1,090     1,090
                                                             ========    ======

8        Tangible fixed assets
                                                   Lab    Computer
                                             equipment   equipment     Total
                                                L 000s      L 000s    L 000s
COST OR VALUATION
Beginning of period                                 --          --        --
Additions                                           63          16        79
                                             ---------   ---------    ------
End of period                                       63          16        79
                                             =========   =========    ======

DEPRECIATION
Beginning of period                                 --          --         -
Charge                                               8           1         9
                                             ---------   ---------    ------
End of period                                        8           1         9
                                             =========   =========    ======
NET BOOK VALUE
                                             =========   =========    ======
End of period                                       55          15        70
                                             =========   =========    ======

9        Debtors

The following are included in the net book value of debtors:

                                                                         1999
                                                                       L 000s
Amounts falling due within one year:
Prepayments and accrued income                                              5
VAT                                                                        95
                                                                       ------
                                                                          100
                                                                       ======

10       Creditors: Amounts falling due within one year

The following amounts are included in creditors falling due within one year:

                                                                         1999
                                                                       L 000s
Trade creditors                                                           218
Social security and PAYE                                                   19
Other creditors                                                           486
                                                                       ------
                                                                          723
                                                                       ======

11       Called-up share capital

                                                                         Issued,
                                                                       called-up
                                                                       and fully
                                                       Authorised           paid
                                                             1999           1999
                                                           Number              L
Equity shares:
`A' ordinary shares of L 1                                172,000        172,000
`B' ordinary shares of L 1                                248,000        188,000
`C' ordinary shares of L 1                                 20,000         20,000
                                                        ---------       --------
Total equity share capital                                440,000        380,000
                                                        ---------       --------
Non-equity share capital
`D' ordinary shares of L 0.01                             688,000          3,440
                                                        ---------       --------
Total non-equity share capital                            688,000          3,440
                                                        ---------       --------

Total share capital                                     1,128,000        383,440
                                                        =========       ========

During the period the following shares were allotted:


Date                      Shares                   Number                  Consideration          Share premium
                                                                           L 000s                 L 000s
7 April 1998              `A' ordinary             172,000                 1,200                   1,028
7 April 1998              `B' ordinary             172,000                    --                   1,028
7 April 1998              `C' ordinary              20,000                    20                      --
17 December 1998          `D' ordinary             344,000                 2,400                   2,397
23 October 1998           `B' ordinary              16,000                    64                      48

Details of the consideration for the `B' ordinary shares issued on 7 April 1998 are set out in note 18

         a)       Income

All classes of ordinary shares, other than `D' ordinary shares, rank equally for dividends.

`D' ordinary shares are not entitled to a dividend.

         b)       Redemption

The company may redeem the `D' ordinary shares at any time in return for the payment of an aggregate sum of L 1 to the registered holder.

         c)       Capital

On the return of assets on liquidation or capital reduction, the repayment of capital shall be in the following order:

First, in paying to the holders of the `A' ordinary shares, an amount per share equal to the aggregate amount subscribed for all the issued `A' ordinary shares and `D' ordinary shares together with a sum equal to any arrears or accruals of the dividends on the `A' ordinary shares calculated to the date of the return on capital;

Second, in paying to the holders of the `B' and `C' ordinary shares the sum per share paid on each `A' ordinary share together with a sum equal to any arrears or accruals of the dividends on the ordinary shares calculated to the date of the return of capital; and

The balance of such assets shall be distributed amongst the holders of the equity shares in proportion to the amounts paid up or credited as paid up on the equity shares held by them respectively; and

After the equity shareholders have received L 1,000 per share the holders of the `D' ordinary shares will receive L 0.01 per share.

         d)       Voting

Equity shares will carry one vote per share. `D' ordinary shares have no voting rights.

         e)       Share options

Options have been granted to subscribe for `B' ordinary shares of the company as follows:

                                   Option         At 1     Granted         At 28
                                 exercise      October                      1999
                                    price        1997                   February
Simon Best                            L 4          --       10,000        10,000
Ian Biggs                             L 8          --        5,000         5,000
John Brown                            L 4          --        5,000         5,000
Ian Kent                              L 4          --       10,000        10,000
                                 ========      ======      =======      ========

One quarter of the options granted to Messrs. Best, Brown and Kent are exercisable immediately, with a further quarter becoming exercisable on each subsequent anniversary of the date the options were granted until such time as all options are exercisable.

The options granted to Mr Biggs are exercisable from January 2000.

In addition, options may also be exercised in advance of any transaction involving the sale of the company or its assets.

12       Reserves
Of total reserves shown in the balance sheet, the following amounts are regarded as distributable or otherwise:

                                                                            1999
                                                                          L 000s
Distributable
- profit and loss account                                                (2,351)
Non-distributable
- share premium account                                                   4,431
                                                                         ------
Total reserves                                                            2,080
                                                                         ======

The movement in the period was as follows:

                                        Share      Profit and
                                      premium     loss account             Total
                               account L 000s           L 000s            L 000s
Beginning of period                        --              --                --
Retained loss for the period               --          (2,351)           (2,351)
Share issues                            4,431              --             4,431
                                       ------          ------            ------
End of period                           4,431          (2,351)            2,080
                                       ======          ======            ======

13       Reconciliation of movements in shareholders' funds

                                                                            1999
                                                                          L 000s
Loss for the financial period                                            (2,351)
New share capital subscribed                                              4,814
Opening shareholders' funds                                                  --
                                                                         ------
Closing shareholders' funds                                               2,463
                                                                         ======

14       Guarantees and other financial commitments

         Capital commitments

At the end of the period, capital commitments were:

                                                                            1999
                                                                          L 000s
Contracted for but not provided for                                           --
                                                                          ======

15       Related party transactions

The company undertook transactions, all of which were on an arms length basis, and had balances outstanding at 28 February 1999 with related parties as shown below:

                                      Purchases  Creditors      Sales    Debtors
RELATED PARTY                            L 000s     L 000s     L 000s     L 000s
Roslin Institute                          1,456        344         --         --
3i plc                                      108         29         --         --
                                          =====      =====      =====      =====

Roslin Institute and 3i plc related parties by virtue of their significant shareholdings in the company. Transactions with Roslin Institute relate to the recharge of costs in respect of facilities and other services provided by Roslin Institute. Transactions with 3i relate to set up and monitoring fees and the recharge of legal fees incurred by 3i.

16       Cash flow statement

         a) Reconciliation of operating loss to net cash outflow from operating activities

                                                                            1999
                                                                          L 000s
Operating loss                                                           (2,430)
Depreciation charges                                                          9
Amortisation charges                                                        110
Increase in debtors                                                        (100)
Increase in creditors                                                       718
                                                                         ------
NET CASH OUTFLOW FROM OPERATING ACTIVITIES                               (1,693)
                                                                         ======

         b)       Returns on investments and servicing of finance

                                                                            1999
                                                                          L 000s
Interest received                                                             79
                                                                            ----
NET CASH INFLOW                                                               79
                                                                            ====

         c)       Capital expenditure

                                                                            1999
                                                                          L 000s
Purchase of tangible fixed assets                                            (74)
                                                                            ----
NET CASH OUTFLOW                                                             (74)
                                                                            ====

         d)       Financing

                                                                            1999
                                                                          L 000s
Issue of share capital                                                    3,684
Expenses paid in connection with share issues                               (70)
                                                                         ------
NET CASH INFLOW                                                           3,614
                                                                         ======

17       Analysis and reconciliation of net funds

                                          At 1                   Other     At 28
                                       October      Cash          non-  February
                                          1997      flow       charges      1999
                                        L 000s    L 000s        L 000s    L 000s
Cash in bank and in hand                    --     1,926            --     1,926
                                         =====     =====         =====     =====


                                                                            1999
                                                                          L 000s
Increase in cash in the period                                            1,926
                                                                          -----

Movement in net funds in period                                           1,926
Net funds at 1 October 1997                                                  --
                                                                          -----
Net funds at 28 February 1999 .                                           1,926
                                                                          =====


18       Major non-cash transactions
During the period the company issued 172,000 `B' ordinary shares of L 1 to Roslin Institute in return for certain licences. Details of the licences acquired are provided in note 7. The cost attributed to the licences is L 1,200,000.

19       Going concern
As at 28 February 1999, the company has L 1,926,000 of cash.

On the basis of current activity and the directors' current projections this cash balance will be exhausted towards the end of 1999. The company has entered into a funding arrangement with 3i that will result in a further L 2,400,000 being available for drawdown subject to the company attaining certain scientific milestones.

The directors believe that progress towards these milestones is satisfactory and, accordingly, further funds will be available which will allow the company to remain a going concern for the foreseeable future. There are also a number of other commercial opportunities open to the company. For these reasons, the directors continue to adopt the going concern basis in preparing the accounts. The accounts do not include any adjustments that would result if the directors were unable to secure the additional funds referred to above.

 (b)      Pro Forma Financial Information.

         Pro-forma condensed combined financial statements are not included in this Current Report on Form 8-K. Such financial statements are expected to be filed by amendment within 60 days after May 18, 1999, as required by Item 7, part (b)(2).

         (c)      Exhibits.

                  2.1+ Sale and Purchase Agreement dated May 3, 1999, among the Company and each of the shareholders of Roslin.

                  2.2 Escrow Agreement dated April 30, 1999, among the Company, a committee acting for and on behalf of the Warrantors, and U.S. Bank Trust National Association.

                  4.1 Registration Rights Agreement dated April 30, 1999, among the Company and each of the shareholders of Roslin.

                  10.42+ Research and License Agreement dated May 3, 1999, among the Company, Roslin and the Institute.

                  10.43+ License Agreement dated April 30, 1999, among the Company, Roslin and the Institute.

----------
+  Confidential Treatment Requested

                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                            GERON CORPORATION
                                            (Registrant)

Dated:  May 18, 1999                        By: /s/ David L Greenwood
                                               ---------------------------------
                                               David L Greenwood
                                               Chief Financial Officer,
                                               Treasurer and Secretary
                                               (Principal Financial and
                                               Accounting Officer)

                                INDEX TO EXHIBITS

EXHIBIT
NUMBER          DESCRIPTION
------          -----------
2.1+            Sale and Purchase Agreement dated May 3, 1999, among the Company and each of the shareholders of Roslin.

2.2 Escrow Agreement dated April 30, 1999, among the Company, a committee acting for and on behalf of the Warrantors, and U.S.
                Bank Trust National Association.

4.1             Registration Rights Agreement dated April 30, 1999, among the
                Company and each of the shareholders of Roslin.

10.42+          Research and License Agreement dated May 3, 1999, among the
                Company, Roslin and the Institute.

10.43+          License Agreement dated April 30, 1999, among the Company,
                Roslin and the Institute.



----------
+  Confidential Treatment Requested